SECURITIES AND EXCHANGE COMMISSION

	Washington, D. C. 20549




	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15 (d) of
	the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported)   November 1, 1996

	HORMEL FOODS CORPORATION
	(Exact name of registrant as specified in its charter)

	DELAWARE
	(State or other jurisdiction of incorporation)



         1-2402         	            41-0319970
(Commission File Number)	(IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)	(Zip Code)



Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains three (3) pages numbered sequentially from this cover page.















Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

November 1, 1996

The Company announced it has a signed letter of intent for an asset sale of its wholly owned subsidiary, Farm Fresh Catfish Company, Hollandale, Mississippi, and that a $5,400,000 charge will be taken against 1996 fiscal year earnings. The full text of the announcement follows:

"AUSTIN, MINN. (November 1, 1996) -- Hormel Foods Corporation, having decided to exit from its catfish business, today announced it has a signed letter of intent for an asset sale of its wholly owned subsidiary, Farm Fresh Catfish Company, Hollandale, Miss.

The name of the proposed buyer and terms of the sale were not disclosed. Farm Fresh Catfish Company is regarded as one of the largest growers and processors of farm-raised catfish in the United States.

"The impending sale is in the best interests of Farm Fresh Catfish Company and Hormel Foods Corporation," said V. Allan Krejci, director of public relations. "The sale will allow the new owners of Farm Fresh to direct complete attention to building volume and market distribution of this business."

Krejci added the sale is expected to close no later than December 31. In recognition of this divestiture, the company will make a charge of $5,400,000 against 1996 fiscal year earnings ended October 26."







	SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




	HORMEL FOODS CORPORATION
	(Registrant)




	By
	D. J. HODAPP
	Executive Vice President
	and Chief Financial Officer




	By
	M. J. McCOY
	Treasurer











Dated:   November 1, 1996